UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

FORM 8-K/A
(Amendment No. 1)
_____________________

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 0-13337

Date of Report: May 4, 2009

ADVANCED BATTERY TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	22-2497491
(State of other jurisdiction of	(IRS Employer
incorporation or organization	Identification No.)

15 West 39th Street, Suite 14A, New York, New York	10018
(Address of principal executive offices)	(Zip Code)

212-391-2752
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Amendment No. 1

This amendment is being filed in order (a) to disclose the supplemental amendment dated April 28, 2009 to the Share Purchase Agreement and (b) to include the financial statements.

Item 2.01	Completion of Acquisition of Assets
Item 3.02	Unregistered Sale of Equity Securities

On April 28, 2009,  Advanced Battery Technologies, Inc. (the “Company” or “ABAT”), through Cashtech Investment Limited, a wholly-owned subsidiary of ABAT, entered into a Share Purchase Agreement (“Agreement”) with the shareholders of Wuxi Angell Autocycle Co., Ltd. (“Wuxi Angell”). Pursuant to the Agreement, ABAT agreed to acquire a 100% ownership interest in the registered capital of Wuxi Angell.   The registered capital was purchased from Wuxi Baoshiyun Autocycle Co., Ltd. and Bao Jin (“Sellers”), who are not affiliated with Advanced Battery Technologies or its subsidiaries.  In exchange for the equity in Wuxi Angell, ABAT agreed to pay US$3,640,000 and 70 million Chinese Renminbi (approx. $10,248,902) in cash.  In addition, Advanced Battery Technologies, Inc. issued three million shares of its common stock to the sellers.

On the same day, a Supplemental Agreement was also signed by the parties, specifically indicating that the cash payments of US$3,640,000 and RMB 70,000,000 shall be exclusively used to satisfy liabilities of Wuxi Angell that existed prior to the date of the Agreement.  Accordingly, the actual consideration given by ABAT for the acquisition of  Wuxi Angell was  the 3,000,000 shares of ABAT’s common stock issued to the Sellers.

The acquisition was completed on May 4, 2009.

Wuxi Angell, founded in 2002, develops and manufactures various types of electric vehicles, including electric bicycles, electric scooters, and various electric sports utility vehicles.  Wuxi Angell has been a customer of Advanced Battery Technologies for several years, and has been involved with Advanced Battery Technologies in developing state-of-the-art battery-powered vehicles.

In order to facilitate the purchase of Wuxi Angell, Zhiguo Fu, the Chairman of Advanced Battery Technologies, previously agreed to purchase one million shares of Advanced Battery common stock from Bao Jin, one of the previous owners of Wuxi Angell.  The purchase was completed on May 4, with Mr. Fu paying to Bao Jin the market price for the shares on that date.

Item 9.01               Financial Statements and Exhibits

Financial Statements

Unaudited Financial Statements of Wuxi Angell Autocycle Co., Ltd. for the three month periods ended March 31, 2009 and 2008

Audited Financial Statements of Wuxi Angell Autocycle Co., Ltd. for the years ended December 31, 2008 and 2007.

Pro Forma Financial Statements of Advanced Battery Technologies, Inc.

2

Exhibits

10-a
Share Purchase Agreement dated April 2009 among Wuxi Baoshiyun Autocycle Co., Ltd., Bao Jin, Cashtech Investment Limited and Advanced Battery Technologies, Inc. – filed as an exhibit to the Current Report on Form 8-K dated April 28, 2009 and filed on April 30, 2009, and incorporated herein by reference.

10-b	Share Purchase Supplemental Agreement dated April 28 2009 among Wuxi Baoshiyun Autocycle Co., Ltd., Bao Jin, Cashtech Investment Limited and Advanced Battery Technologies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED BATTERY TECHNOLOGIES, INC.
Dated: July 20, 2009	By:	/s/ Fu Zhiguo
Fu Zhiguo, Chief Executive Officer

3

WUXI ANGELL AUTOCYCLE CO., LTD.

INDEX TO FINANCIAL STATEMENTS

Financial Statements for the Three Month Periods Ended
March 31, 2009 and 2008
Balance Sheet as of March 31, 2009 (Unaudited)	F-2
Statements of Operation for the three months ended March 31, 2009 and 2008 (Unaudited)	F-3
Statements of Cash Flows for the three months ended March 31, 2009 and 2008 (Unaudited)	F-4
Notes to Financial Statements (Unaudited)	F-5-17

Financial Statements for the Years Ended
December 31, 2008 and 2007
Report of Independent Registered Public Accounting Firm	F-18
Balance Sheets as of December 31, 2008 and 2007	F-19
Statements of Operation for the years ended December 31, 2008 and 2007	F-20
Statements of Shareholder’s Equity for the years ended December 31, 2008 and 2007	F-21
Statements of Cash Flows for the years ended December 31, 2008 and 2007	F-22
Notes to Financial Statements	F-23-36

ADVANCED BATTERY TECHNOLOGIES, INC.
INDEX TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Introduction to Unaudited Pro Forma Condensed Combined Financial Statements	F-37
Unaudited Pro Forma Condensed Combined Balance Sheet- March 31, 2009	F-38
Unaudited Pro Forma Condensed Combined Statement of Income for the three months ended March 31, 2009	F-39
Unaudited Pro Forma Condensed Combined Statement of Income for the year ended December 31, 2008	F-40
Notes to Unaudited Pro Forma Condensed Combined Financial Statements	F-41-42

WUXI ANGELL AUTOCYCLE, CO., LTD
BALANCE SHEET
(UNAUDITED)

March 31, 2009
ASSETS

CURRENT ASSETS
Cash & cash equivalents	$193,603
Accounts receivable, net of allowance for doubtful accounts	632,090
Other receivables, net of allowance	62,947
Loan to related parties	731,923
Inventory	1,377,852
Advances to suppliers, net of allowance	1,824,498

Total current assets	4,822,912

PROPERTY AND EQUIPMENT, NET	19,575,484

INTANGIBLE ASSET, NET	5,999,893

TOTAL ASSETS	$30,398,289

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$6,216,585
Advances from customers	1,313,928
Short term bank loans	7,316,295
Advance from investor	3,814,946
Loan payable- other	1,862,601
Accrued expenses and other current liabilities	206,260

Total current liabilities	20,730,614

TOTAL LIABILITIES	20,730,614

SHAREHOLDERS' EQUITY
Registered capital	5,082,315
Additional paid in capital	2,292,512
Accumulated other comprehensive income	3,154,660
Retained earnings (loss)	(861,811)
Total shareholders' equity	9,667,676

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$30,398,289

The accompanying notes are an integral part of these financial statements

WUXI ANGELL AUTOCYCLE, CO., LTD
STATEMENTS OF OPERATIONS
(UNAUDITED)

	For The Three Months Ended March 31,
	2009	2008

Net sales	$749,092	$2,697,485

Cost of goods sold	(636,339)	(1,895,432)

Gross profit	112,753	802,053

Selling , general and administrative expenses	(957,210)	(311,806)

Income (Loss) from operations	(844,457)	490,247

Other income (expenses):
Interest income (expenses)	(177,587)	(127,263)
Other expenses	-	(27,733)

Total other income (expenses)	(177,587)	(154,996)

Income (Loss) before income taxes	(1,022,044)	335,251

Income taxes	-	-

Net Income (loss)	(1,022,044)	335,251

Other comprehensive income
Foreign currency translation gain (loss)	(33,855)	746,230

Comprehensive Income (loss)	$(1,055,899)	$1,081,482

Basic and diluted earnings (loss) per common share	(0.02)	0.01

Weighted average number of common shares	40,997,103	40,997,103

The accompanying notes are an integral part of these financial statements

WUXI ANGELL AUTOCYCLE, CO., LTD
STATEMENTS OF CASH FLOWS
(UNAUDITED)
	For The Three Months Ended March 31,
	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(1,022,044)	$335,251
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	386,571	412,932
Bad debts	662,553	-
(Increase) decrease in current assets:
Accounts receivable	(494,602)	401,583
Loan to shareholders and related parties	(771,650)	(531,271)
Other receivables	-	(416)
Inventory	21,404	(909,364)
Advance to suppliers	(125,654)	(1,119,457)

Increase (decrease) in current liabilities:
Accounts payables	(2,208,210)	1,188,337
Advances from customers	(166,017)	1,144,503
Accured expense and other liabilities	(423,121)	(212,662)

Net cash provided by (used in) operating activities	(4,140,770)	709,437

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property & equipment	(256)	-

Net cash used in investing activities	(256)	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of short term loans	-	(1,396,215)
Proceeds from related party loans	-	1,384,938
Proceeds from investor advance	804,364	-
Loan proceeds from other source	(7,314)	466,336

Net cash provided by (used in) financing activities	797,050	455,059

EFFECT OF EXCHANGE RATE CHANGE ON CASH & CASH EQUIVALENTS	(6,905)	77,059

NET INCREASE (DECREASE) IN CASH & CASH EQUIVALENTS	(3,350,882)	1,241,555

CASH & CASH EQUIVALENTS, BEGINNING OF PERIOD	3,544,485	1,209,551

CASH & CASH EQUIVALENTS, END OF PERIOD	$193,603	$2,451,106

Supplemental Cash flow data:
Income tax paid	$-	$-
Interest paid	$-	$12,252

The accompanying notes are an integral part of these financial statements

WUXI ANGELL AUTOCYCLE CO., LTD
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2009 AND 2008
(UNAUDITED)

1. ORGANIZATION AND BASIS OF PRESENTATION

Wuxi Angell Autocycle, Co., Ltd. ("Wuxi Angell" or the "Company"), a Sino-foreign joint venture organized under the laws of The People’s Republic of China (“PRC”), was incorporated in the Jiangsu Province of the PRC in December 2002.

The Company is engaged in design, manufacture and distribution of various types of electric vehicles, including electric bicycles, electric scooters and electric recreational vehicles, etc.

The accompanying financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of estimates

In preparing the financial statements in conformity with accounting principles generally accepted in the United States of America, the management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting periods. Significant estimates required to be made by the management include, but are not limited to, the recoverability of long-lived assets and the valuation of accounts receivable and inventories. Actual results could differ from those estimates.

Cash and cash equivalents

For purposes of the statement of cash flow, the Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Accounts receivable

Accounts receivables are stated at net realizable value. Any allowance for doubtful accounts is established based on the management’s assessment of the recoverability of accounts and other receivables. Management regularly reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the collectability of accounts receivable and the adequacy of the allowance. The allowance for accounts receivable amounted to $776,639 as of March 31, 2009.

WUXI ANGELL AUTOCYCLE CO., LTD
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2009 AND 2008
(UNAUDITED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Inventory

Inventories are stated at the lower of cost or market. Cost is determined on a weighted average method. Cost of work in progress and finished goods comprises direct material, direct production cost and an allocated portion of production overheads. Management compares the cost of inventory with the market value and an allowance is made for writing down the inventory to its market value, if lower.

Revenue recognition

The Company's revenue recognition policies are in compliance with Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin (“SAB”) 104.  Sales revenue is recognized at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectability is reasonably assured.  Payments received before all of the relevant criteria for revenue recognition are recorded as advances from customers.

There were no sales returns and allowances for the three months ended March 31, 2009, and 2008. The Company does not provide unconditional right of return, price protection or any other concessions to its customers.

Property, plant and equipment

Property, plant and equipment are stated at cost less accumulated depreciation and amortization. Maintenance, repairs and betterments, including replacement of minor items, are charged to expense; major additions to physical properties are capitalized. Depreciation and amortization are provided using the straight-line method (after taking into account their respective estimated residual values) over the estimated useful lives of the assets as follows:

Buildings and improvements	20 years
Machinery, equipment and motor vehicles	5-10 years

Construction in progress

Construction in progress represents buildings and machinery under construction, which is stated at cost and is not depreciated. Cost comprises the direct costs of construction. Construction in progress is reclassified to the appropriate category of property, plant and equipment when completed and ready for use.

WUXI ANGELL AUTOCYCLE CO., LTD
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2009 AND 2008
(UNAUDITED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Impairment of long-lived assets

Long-lived assets, which include property, plant and equipment and intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Concentration of credit risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist of cash and cash equivalents and accounts and other receivables. As of March 31, 2009, substantially most of the Company's cash and cash equivalents were held by major banks located in the PRC which the Company's management believes are of high credit quality. With respect to accounts receivable, the Company extends credit based on an evaluation of the customer's financial condition and without requiring collateral. The Company conducts periodic reviews of its customers' financial condition and customer payment practices to minimize collection risk on accounts receivable.

Foreign currency translation

The functional currency of the Company is the Chinese Renminbi (“RMB”). For financial reporting purposes, RMB has been translated into United States dollars ("USD") as the reporting currency. Assets and liabilities are translated at the exchange rate in effect at the balance sheet date. Income statement accounts are translated at the average rate of exchange prevailing for the period. Capital accounts are translated at their historical exchange rates when the capital transaction occurred. Translation adjustments arising from the use of different exchange rates from period to period are included as a component of stockholders' equity as "Accumulated other comprehensive income". Gains and losses resulting from foreign currency translation are included in accumulated other comprehensive income.

Income Tax

The Company utilizes Statement of Financial Accounting Standards (SFAS) No. 109, “Accounting for Income Taxes, ” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

WUXI ANGELL AUTOCYCLE CO., LTD
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2009 AND 2008
(UNAUDITED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Comprehensive Income (loss)

Comprehensive income (loss) is defined to include changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, items that are required to be recognized under current accounting standards as components of comprehensive income (loss) are required to be reported in a financial statement that is presented with the same prominence as other financial statements. Comprehensive income (loss) includes net income (loss) and the foreign currency translation gain, net of tax.

Basic and Diluted Earnings (Loss) per Share

Earnings (Loss) per share are calculated in accordance with the SFAS 128, “Earnings per share”. Basic net earnings (loss) per share are based upon the weighted average number of common shares outstanding, but excluding shares issued as compensation that have not yet vested. Diluted net earnings per share are based on the assumption that all dilutive convertible shares and stock options were converted or exercised, and that all unvested shares have vested. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

Recently Issued Accounting Standards

On October 10, 2008, the FASB issued FSP 157-3, “Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active,” which clarifies the application of SFAS 157 in a market that is not active and provides an example to illustrate key considerations in determining the fair value of a financial asset when the market for that financial asset is not active. FSP 157-3 became effective on October 10, 2008, and its adoption did not have a material impact on our financial position or results.

In June 2008, the FASB issued FASB Staff Position on Emerging Issues Task Force Issue 03-6, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities” (“FSP EITF 03-6-1”). FSP EITF 03-6-1 states that unvested share-based payment awards that contain nonforfeitable rights to dividends or dividend equivalents (whether paid or unpaid) are participating securities and shall be included in the computation of earnings per share (“EPS”) pursuant to the two-class method. FSP EITF 03-6-1 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those years. All prior-period EPS data presented shall be adjusted retrospectively (including interim financial statements, summaries of earnings, and selected financial data) to conform with the provisions of FSP EITF 03-6-1. The adoption of this FSP EITF 03-6-1 did not have a material effect on the Company’s financial position.

WUXI ANGELL AUTOCYCLE CO., LTD
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2009 AND 2008
(UNAUDITED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

In June 2008, the FASB ratified EITF 07-5, “Determining Whether an Instrument (or Embedded Feature) is Indexed to an Entity’s Own Stock”. EITF 07-5 addresses how an entity should evaluate whether an instrument or embedded feature is indexed to its own stock, carrying forward the guidance in EITF 01-6 and superseding EITF 01-6. Other issues addressed in EITF 07-5 include addressing situations where the currency of the linked instrument differs from the host instrument and how to account for market-based employee stock options. EITF 07-5 is effective for fiscal years beginning after December 15, 2008 and early adoption is not permitted. The Company has evaluated this statement and estimated that it is not expected to have an impact on its financial position and results of operations.

In May 2008, the FASB issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts – an interpretation of FASB Statement No. 60.”  SFAS 163 requires that an insurance enterprise recognize a claim liability prior to an event of default (insured event) when there is evidence that credit deterioration has occurred in an insured financial obligation.  This Statement also clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement to be used to account for premium revenue and claim liabilities. Those clarifications will increase comparability in financial reporting of financial guarantee insurance contracts by insurance enterprises. This Statement requires expanded disclosures about financial guarantee insurance contracts. The accounting and disclosure requirements of the Statement will improve the quality of information provided to users of financial statements.  SFAS 163 will be effective for financial statements issued for fiscal years beginning after December 15, 2008.  The Company does not expect the adoption of SFAS 163 will have a material impact on its financial condition or results of operation.

In April 2008, FASB Staff Position No. 142-3, Determination of the Useful Life of Intangible Assets (“FSP 142-3”) was issued. This standard amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under FASB Statement No. 142, Goodwill and Other Intangible Assets. FSP 142-3 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early adoption is prohibited. The Company has not determined the impact on its financial statements of this accounting standard.

WUXI ANGELL AUTOCYCLE CO., LTD
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2009 AND 2008
(UNAUDITED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

In March 2008, the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 161, Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133, which requires additional disclosures about the objectives of the derivative instruments and hedging activities, the method of accounting for such instruments under SFAS No. 133 and its related interpretations, and a tabular disclosure of the effects of such instruments and related hedged items on our financial position, financial performance, and cash flows. SFAS No. 161 is effective beginning January 1, 2009. The Company does not expect the adoption of SFAS 161 will have a material impact on its financial condition or results of operation.

3. INVENTORY

Inventory consists of the following at March 31, 2009:

Raw Materials	$955,602
Finished goods	422,250
Total	$1,377,852

There were no allowances recorded for the three months ended March 31, 2009.

4. LOAN TO RELATED PARTIES

The Company occasionally provides loans to related companies and individuals in the normal course of business. These loans are usually free of interest and due upon demand. As of March 31, 2009, the Company had outstanding loans of $731,923 made to its principal officer.

5. PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment consist of the following at March 31, 2009:

Building and improvements	$19,302,351
Machinery and equipment	5,662,841
Motor Vehicles	206,762
25,171,954
less: Accumulated Depreciation	(5,596,470)

Total property, plant and equipment, net	$19,575,484

WUXI ANGELL AUTOCYCLE CO., LTD
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2009 AND 2008
(UNAUDITED)

5. PROPERTY, PLANT AND EQUIPMENT, NET  (Continued)

Property, plant and equipment are stated at cost less accumulated depreciation. Depreciation expense for the three months ended March 31, 2009, 2008 was $352,724 and $380,577, respectively.

6. INTANGIBLE ASSET

Intangible asset consists of only land use right as of March 31, 2009. All land in the People’s Republic of China is government owned and cannot be sold to any individual or company. However, the government grants the user a “land use right” to use the land. Wuxi Angell leases two pieces of land per real estate contracts from the PRC Government for a period from July 2003 to July 2053 and from September 2002 to June 2057 respectively, on which the office and production facilities of Wuxi Angell are situated.

Right to use land is stated at cost less accumulated amortization. The Company amortizes the rights to use land over a 50 year period. The Company evaluates intangible assets for impairment, at least on an annual basis and whenever events or changes in circumstances indicate that the carrying value may not be recoverable from its estimated future cash flows. Recoverability of intangible assets and other long-lived assets is measured by comparing their net book value to the related projected undiscounted cash flows from these assets, considering a number of factors including past operating results, budgets, economic projections, market trends and product development cycles. If the net book value of the asset exceeds the related undiscounted cash flows, the asset is considered impaired, and a second test is performed to measure the amount of impairment loss. As of March 31, 2009, no impairment of intangible assets has been recorded.

Net intangible asset at March 31, 2009 was as follows:

Rights to use land	$6,781,904

Less: accumulated amortization	(782,011)

Total Intangible Asset, Net	$5,999,893

Amortization expense was $33,847 and $32,355 for the three months ended March 31, 2009 and 2008, respectively.

WUXI ANGELL AUTOCYCLE CO., LTD
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2009 AND 2008
(UNAUDITED)

6. INTANGIBLE ASSET (Continued)

Based upon current assumptions, the Company expects that the land use right will be amortized over the next five years according to the following schedule:

As of March 31,
2010	$133,422
2011	133,422
2012	133,422
2013	133,422
2014	133,422
Thereafter	5,332,783
$5,999,893

7. SHORT TERM BANK LOANS

The short-term loan includes the following at March 31, 2009:

a) Loan payable to Huaxia Bank
from 01/01/08 to 09/21/08,
a fixed interest rate of 0.5475% per month	$2,926,518

b) Loan payable to Huaxia Bank
from 01/01/08 to 09/21/08,
a fixed interest rate of 0.6225% per month	4,389,777

Total	$7,316,295

The short-term bank loans are secured by plant and equipment and land use rights of the Company. As of March 31, 2009, both loans are past due. The Company was negotiating to renew the loans. The bank increased the interest rate to 0.809% per month for both loans. As of the date of this report, the loans are still outstanding and past due.

8. ADVANCES FROM CUSTOMERS

Advances from customers represent prepayments made by customers for product sales. The Company records these prepayments as advances from customers when the payments are received in advance of shipments and reclassify them to sales once shipments are made. Advances from customers as of March 31, 2009 amounted to $ 1,313,928.

WUXI ANGELL AUTOCYCLE CO., LTD
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2009 AND 2008
(UNAUDITED)

9. ADVANCE FROM INVESTOR

As of March 31, 2009, the Company received a total amount of $3, 814,946 from Advanced Battery Technologies, Inc. as the investment advance. As agreed by both parties, this advance, along with other future cash investment, will be used to pay off Wuxi Angell’s existing debts (See note 17).

10. LOAN PAYABLE TO OTHERS

The Company receives loans from other non-related companies and individuals as a normal business practice in China. As of March 31, 2009, the Company owed $1,862,601 to non-related companies and individuals.  These loans are intended to be free of interest and due upon demand.

11. INCOME TAXES

Under the Income Tax Laws of the PRC, the Company is generally subject to tax at a statutory rate of 25% and was, until January 2008, subject to tax at a statutory rate of 33% (30% state income taxes plus 3% local income taxes) on its taxable income.

On March 16, 2007, National People’s Congress passed a new corporate income tax law, which was effective on January 1, 2008. This new corporate income tax unifies the corporate income tax rate to 25%, and includes cost deductions and tax incentive policies for both domestic and foreign-invested enterprises in China.

Due to the net loss incurred and loss carry-forwards available from pervious years, no income tax expense accrued for the three months ended March 31, 2009 and 2008. The net operating loss carry-forwards may be available to reduce future years’ taxable income and will expire in 2013. Management believes that the realization of the benefits arising from these losses appear to be uncertain due to possible future losses. Accordingly, the Company has provided a 100% valuation allowance at March 31, 2009 for the temporary differences related to loss carry-forwards. Management reviews this valuation allowance periodically and makes adjustments as warranted.

WUXI ANGELL AUTOCYCLE CO., LTD
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2009 AND 2008
(UNAUDITED)

11. INCOME TAXES (Continued)

The tax effects of temporary differences that give rise to the Company’s net deferred tax assets as of March 31, 2009 are as follows:

Deferred tax assets:
Net operating loss carry forward	$1,474,975
Less: valuation allowance	(1,474,975)

Net deferred tax assets	$-

12. STOCKHOLDERS’ EQUITY

The Company’s original registered capital was $3,300,000. In 2007, the Company’s shareholders contributed $1,782,315 in cash and increased its registered capital to $5,052,315. In addition, one of the shareholders contributed equipments and machinery that were valued at RMB11,078,800 (approximately $1,219,243) in 2006 and RMB 7,850,000 (approximately $1,073,269) in 2007 to the Company to expand its manufacturing capacity.

The industry practice in PRC does not require the issuance of stock certificates to the shareholders, nor a third party transfer agent to maintain the records. For the purpose of financial reporting, the Company elected to designate one (1) common share for each RMB contributed. Accordingly, there were total 40,997,103 shares issued and outstanding as March 31, 2009.

13. CONCENTRATION OF RISKS

Four major customers accounted for 79% of the net revenue for the three months ended March 31, 2009, with each customer individually accounting for 32%, 19%, 19% and 9%, respectively. Five major customers accounted for 72% of the net revenue for the three months ended March 31, 2008, with each customer individually accounting for 20%, 20%, 13%, 9% and 9%, respectively.

Two major vendors provided 87% of the Company’s purchases of raw materials for the three months ended March 31, 2009, with each customer individually accounting for 65% and 22%, respectively. One major vendor provided 73.3% of the Company’s purchase of raw materials for the three months ended March 31, 2008.

WUXI ANGELL AUTOCYCLE CO., LTD
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2009 AND 2008
(UNAUDITED)

14. COMMITMENTS AND CONTINGENCIES

The Company periodically provides off-balance guarantees on various debt obligations (such as bank loans and bank acceptance notes) and other commitments such as letter of credit on behalf of certain related parties. The Company would be required to perform on these guarantees in the event of default by the guaranteed parties. No material loss is anticipated by reason of such agreements and guarantees.

At March 31, 2009, all previous off-balance guarantees made by the Company have expired and the Company does not provide any additional guarantee to any related or non-related parties.

The Company’s operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in the North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Company’s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

The Company’s sales, purchases and expenses transactions are denominated in RMB and all of the Company’s assets and liabilities are also denominated in RMB. The RMB is not freely convertible into foreign currencies under the current law. In China, foreign exchange transactions are required by law to be transacted only by authorized financial institutions at exchange rates set by the People’s Bank of China, the central bank of China. Remittances in currencies other than RMB may require certain supporting documentation in order to affect the remittance.

15. LEGAL PROCEEDINGS

From time to time, the Company becomes involved in various lawsuits and legal proceedings which arise in the ordinary course of business.  As of March 31, 2009, the Company was involved in the following major lawsuits or arbitrary actions:

In May 2008, an action was filed against the Company by Wuxi Lide Auto Parts Co., Ltd. (“Wuxi Lide”) in Wuxi District Court, seeking specific performance of the Company's unpaid debts plus accrued interests and penalties in the total amount of RMB 12,400,000 (approximately $1,823,529). The Court issued a judgment to settle the claim against the Company and in favor of Wuxi Lide. The Company was ordered to pay the total amount claimed plus court costs and attorney’s fees in the form of monthly installment payment of RMB1,300,000 (approximately $191,175) per month through July 2009.  As of March 31, 2009, no payment has been made by the Company yet.

WUXI ANGELL AUTOCYCLE CO., LTD
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2009 AND 2008
(UNAUDITED)

15. LEGAL PROCEEDINGS (Continued)

In September 2008, Jiansu Sanjiang Disheng Electric Machinery Co., Ltd. filed a lawsuit at Wuxi Sub-district Court of High-Tech Industrial Park, demanding specific performance of the Company’s unpaid debts plus accrued interests. The Company was ordered to pay a total amount of RMB1,024,524 (approximately $150,665), in addition to the applicable court costs. As of March 31, 2009, the Company has not made any payments on this claim.

In March 2008, an arbitrary action was filed by Huaren Construction Group Co. with China Economic and Trade Arbitration Commission, Wuxi Branch for the dispute of certain construction payments owed by the Company. On June 24, 2008, an arbitrary judgment was issued against the Company and the Company was ordered to pay a total amount of RMB4,000,000 (approximately $588,235), of which, approximately $441,176 was to be paid within twenty (20) days of the judgment date and remaining to be paid on or before September 30, 2008. As of March 31, 2009, the Company has not made any payments on this claim. Both parties are still under negotiation on when the payments can be made.

In June 2008, an action was filed against the Company by Mr. Jinyu Zhu in Wuxi Sub-district Court of High-Tech Industrial Park, demanding the payment of unpaid debts of RMB1,000,000 (approximately $147,058) by the Company. A judgment order was issued against the Company for an immediate payment of the claimed amount plus court costs. As of March 31, 2009, the entire amount has not been paid by the Company.

In July 2008, an action was filed against the Company by Wuxi Longbiap Electronics Co., Ltd. in Wuxi Sub-district Court of High-Tech Industrial Park, seeking specific performance of the Company’s unpaid debts of RMB341,514 (approximately $50,222). A judgment order was issued against the Company for an immediate payment of the claimed amount plus court costs. As of March 31, 2009, the entire amount has not been paid by the Company.

In September 2008, another action was filed against the Company by Jiande City Five Star Automobile Co., Ltd. in Wuxi Sub-district Court of High-Tech Industrial Park, seeking specific performance of the Company’s unpaid debts of RMB303,720 (approximately $44,665). A judgment order was issued against the Company for an immediate payment of the claimed amount plus court costs. As of March 31, 2009, the entire amount has not been paid by the Company.

WUXI ANGELL AUTOCYCLE CO., LTD
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2009 AND 2008
(UNAUDITED)

16. GOING CONCERN

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has sustained recurring losses for the three months ended March 31, 2009, and its net working capital remained at a negative amount of $15,907,702 at March 31, 2009. These factors raise substantial doubt about its ability to continue as a going concern.

In November 2008, the Company started the process of negotiating a business combination with an outside company. As of the date of this report, the acquisition of the Company by Advanced Battery Technologies, Inc. was successfully completed (See note 17).

Presently, the Company is under a new management team and has formulated and is in the process of implementing its new business plan intended to develop steady revenues and income, as well as reducing expenses in the areas of operations. The Company cannot ascertain the eventual success of management’s plan with any degree of certainty. Success of these plans is contingent upon a number of factors and the Company does not represent that any or all of those objectives will occur.  The accompanying financial statements do not include any adjustments that might result from the eventual outcome of the risks and uncertainties described above.

17. SUBSEQUENT EVENT

On April 28, 2009, the shareholders of the Company entered into a Share Purchase Agreement (“Agreement”) and a subsequent addendum to the Agreement, with Cashtech Investment Limited (“Cashtech”), a wholly-owned subsidiary of Advanced Battery Technologies, Inc (“ABAT”), a public-traded company listed on NASDAQ. Pursuant to the Agreement and the applicable addendum, Cashtech agrees to acquire 100% interest of Wuxi Angell for: 1) 3,000,000 shares of ABAT’s common stocks; 2) Cash payments of US$3,640,000 and RMB70,0000.000 (approx. $10,248,902). Based on the subsequent addendum, all of the cash payments shall be used to satisfy various outstanding debts of Wuxi Angell existed prior to the date of the Agreement. The acquisition was consummated on May 4, 2009. Accordingly, the final consideration paid for the acquisition of the net assets of Wuxi Angell is 3,000,000 shares of ABAT’s common stock, valued at the market price for those shares on May 4, 2009, the date of the acquisition. Following the acquisition by ABAT, Wuxi Angell was renamed to Wuxi Zhongqiang Autocycle Co. Ltd.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders of
Wuxi Angell Autocycle Co., Ltd

We have audited the accompanying balance sheets of Wuxi Angell Autocycle Co., Ltd (the “Company”) as of December 31, 2008 and 2007 and the related statements of income and other comprehensive income, changes in shareholders’ equity, and cash flows for the years ended December 31, 2008 and 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards established by the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wuxi Angell Autocycle Co., Ltd as of December 31, 2008 and 2007 and the results of its operations, changes in shareholders’ equity, and cash flows for the years ended December 31, 2008 and 2007 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 16 to the financial statements, the Company did not generate sufficient cash flows from revenues during the years ended December 31, 2008 and 2007, to fund its operations. Also at December 31, 2008, the Company had negative net working capital of $15,282,212.  These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan in regard to these matters is also described in Note 16. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/Bagell Josephs, Levine & Company, LLC

Bagell Josephs, Levine & Company, LLC
Marlton, New Jersey
July 8, 2009

WUXI ANGELL AUTOCYCLE, CO., LTD
BALANCE SHEETS

	As of December 31,
	2008	2007
ASSETS

CURRENT ASSETS
Cash & cash equivalents	$3,544,485	$1,209,551
Accounts receivable, net of allowance of $739,895 as of December 31, 2008 and $647,464 as of December 31, 2007	175,645	2,770,461
Other receivables, net of allowance	171,966	-
Inventory	1,401,632	1,306,067
Advances to suppliers, net of allowance	2,178,567	28,375
Total current assets	7,472,296	5,314,454

PROPERTY AND EQUIPMENT, NET	19,961,815	19,964,347

INTANGIBLE ASSET, net	6,043,972	5,764,477

TOTAL ASSETS	$33,478,083	$31,043,278

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$8,439,671	$8,065,768
Advances from customers	1,482,497	169,233
Short term bank loans	7,328,692	8,203,333
Advance from investor	3,000,000	-
Loan from related parties	-	673,276
Loan payable- other	1,873,085	-
Accrued expenses and other current liabilities	630,563	402,733
Total current liabilities	22,754,508	17,514,344

TOTAL LIABILITIES	22,754,508	17,514,344

COMMITMENT AND CONTINGENCIES	-	-

SHAREHOLDERS' EQUITY
Registered capital	5,082,315	5,082,315
Additional paid in capital	2,292,512	2,292,512
Accumulated other comprehensive income	2,501,592	1,579,815
Retained earnings	847,155	4,574,292
Total shareholders' equity	10,723,575	13,528,934

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$33,478,083	$31,043,278

The accompanying notes are an integral part of these financial statements

WUXI ANGELL AUTOCYCLE, CO., LTD
STATEMENTS OF OPERATIONS

	For The Years Ended December 31,
	2008	2007

Net sales	$9,332,105	$5,874,137

Cost of goods sold	(8,455,682)	(4,527,146)

Gross profit	876,423	1,346,991

Selling , general and administrative expenses	(2,882,947)	(1,708,854)

Research and Development expenses	(411,700)	-

Loss from operations	(2,418,224)	(361,863)

Other income (expenses):
Interest income (expenses)	(1,093,197)	(767,082)
Other income (expenses)	(215,715)	2,421
Other expenses-Penalty	-	(24,196)

Total other income (expenses)	(1,308,912)	(788,856)

Loss before income taxes	(3,727,136)	(1,150,719)

Income taxes	-	-

Net loss	$(3,727,136)	$(1,150,719)

Other comprehensive item
Foreign currency translation gain	921,776	799,834

Comprehensive Income (loss)	$(2,805,360)	$(350,885)

Basic and diluted earnings (loss) per common share	(0.09)	(0.03)

Weighted average number of common shares	40,997,103	35,897,933

The accompanying notes are an integral part of these financial statements

WUXI ANGELL AUTOCYCLE, CO., LTD
STATEMENTS OF SHAREHOLDERS' EQUITY

	Registered capital	Additional paid in capital	Other comprehensive income	Retained Earnings	Total

Balance at December 31, 2006	3,300,000	1,219,243	779,982	5,725,011	11,024,234

Capial contributions	1,782,315	1,073,269	-	-	2,855,584
Net loss for the year	-		-	(1,150,719)	(1,150,719)
Foreign currency translation gain	-		799,834	-	5,835,287

Balance at December 31, 2007	5,082,315	2,292,512	6,615,268	4,574,292	18,564,387

Capital contributions	-		-	-	-
Net loss for the year	-		-	(3,727,136)	(3,727,136)
Foreign currency translation gain	-		921,776	-	(4,113,677)

Balance at December 31, 2008	$5,082,315	2,292,512	2,501,592	847,155	10,723,575

The accompanying notes are an integral part of these financial statements

WUXI ANGELL AUTOCYCLE, CO., LTD
STATEMENTS OF CASH FLOWS

	For The Years Ended December 31,
	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(3,727,136)	$(1,150,719)
Adjustments to reconcile net income to net cash used in operating activities:
Gain on disposal of fixed assets	(51,358)	-
Depreciation and amortization	1,526,594	1,516,162
Bad debts	166,438	(318)
(Increase) decrease in current assets:
Accounts receivable	2,699,178	1,485,244
Note receivable	-	6,564
Loan to shareholders and related parties	-	3,560,822
Other receivables	(177,758)	251,145
Other receivables	-
Inventory	(1,429)	1,858,189
Advance to suppliers	(2,222,069)	449,767

Increase (decrease) in current liabilities:
Accounts payables	(203,551)	(7,522,258)
Advances from customers	1,277,645	(3,981)
Note payable	-	(4,338,865)
Accrued expense and other liabilities	195,231	262,396

Net cash used in operating activities	(518,213)	(3,625,853)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of intangible assets	-	(60,560)
Acquisition of property & equipment	-	(581,232)
Sale of property & equipment	73,317	-

Net cash provided by (used in) investing activities	73,317	(641,792)

CASH FLOWS FROM FINANCING ACTIVITIES:
Capital contributions	-	1,782,315
Proceeds from investor advance	3,000,000
Repayment of short term bank loans	(1,439,349)	(2,481,227)
Proceeds from related party loans	(708,794)	646,485
Loan proceeds from other sources	1,839,362	-

Net cash provided by (used in) financing activities	2,691,218	(52,427)

EFFECT OF EXCHANGE RATE CHANGE ON CASH & CASH EQUIVALENTS	88,611	202,524

NET INCREASE (DECREASE) IN CASH & CASH EQUIVALENTS	2,334,934	(4,117,548)

CASH & CASH EQUIVALENTS, BEGINNING OF YEAR	1,209,551	5,327,099

CASH & CASH EQUIVALENTS, END OF YEAR	$3,544,485	$1,209,551

Supplemental Cash flow data:
Income tax paid	$-	$-
Interest paid	$(1,093,197)	$(767,082)

Non-cash financing and investing activities
Capital contribution in the form of equipments and machinery	$-	$1,073,269

The accompanying notes are an integral part of these financial statements

WUXI ANGELL AUTOCYCLE CO., LTD
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

1. ORGANIZATION AND BASIS OF PRESENTATION

Wuxi Angell Autocycle, Co., Ltd ("Wuxi Angell" or the "Company"), a Sino-foreign joint venture organized under the laws of The People’s Republic of China (“PRC”), was incorporated in the Jiangsu Province of the PRC in December 2002.

The Company is engaged in design, manufacture and distribution of various types of electric vehicles, including electric bicycles, electric scooters and electric recreational vehicles, etc.

The accompanying financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of estimates

In preparing the financial statements in conformity with accounting principles generally accepted in the United States of America, the management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting periods. Significant estimates required to be made by the management include, but are not limited to, the recoverability of long-lived assets and the valuation of accounts receivable and inventories. Actual results could differ from those estimates.

Cash and cash equivalents

For purposes of the statement of cash flow, the Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Accounts receivable

Accounts receivables are stated at net realizable value. Any allowance for doubtful accounts is established based on the management’s assessment of the recoverability of accounts and other receivables. Management regularly reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the collectability of accounts receivable and the adequacy of the allowance. The allowance for accounts receivable amounted to $739,895 and $647,464 as of December 31, 2008 and 2007, respectively.

WUXI ANGELL AUTOCYCLE CO., LTD
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Inventory

Inventory is stated at the lower of cost or market. Cost is determined on a weighted average method. Cost of work in progress and finished goods comprises direct material, direct production cost and an allocated portion of production overheads. Management compares the cost of inventory with the market value and an allowance is made for writing down the inventory to its market value, if lower.

Revenue recognition

The Company's revenue recognition policies are in compliance with Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin (“SAB”) 104.  Sales revenue is recognized at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectability is reasonably assured.  Payments received before all of the relevant criteria for revenue recognition are recorded as advances from customers.

There were no sales returns and allowances for the years ended December 31, 2008, and 2007. The Company does not provide unconditional right of return, price protection or any other concessions to its customers.

Property, plant and equipment

Property, plant and equipment are stated at cost less accumulated depreciation and amortization. Maintenance, repairs and betterments, including replacement of minor items, are charged to expense; major additions to physical properties are capitalized. Depreciation and amortization are provided using the straight-line method (after taking into account their respective estimated residual values) over the estimated useful lives of the assets as follows:

Buildings and improvements	20 years
Machinery, equipment and motor vehicles	5-10 years

Construction in progress

Construction in progress represents buildings and machinery under construction, which is stated at cost and is not depreciated. Cost comprises the direct costs of construction. Construction in progress is reclassified to the appropriate category of property, plant and equipment when completed and ready for use.

WUXI ANGELL AUTOCYCLE CO., LTD
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Impairment of long-lived assets

Long-lived assets, which include property, plant and equipment and intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Concentration of credit risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist of cash and cash equivalents and accounts and other receivables. As of December 31, 2008, substantially most of the Company's cash and cash equivalents were held by major banks located in the PRC which the Company's management believes are of high credit quality. With respect to accounts receivable, the Company extends credit based on an evaluation of the customer's financial condition and without requiring collateral. The Company conducts periodic reviews of its customers' financial condition and customer payment practices to minimize collection risk on accounts receivable.

Foreign currency translation

The functional currency of the Company is the Chinese Renminbi (“RMB”). For financial reporting purposes, RMB has been translated into United States dollars ("USD") as the reporting currency. Assets and liabilities are translated at the exchange rate in effect at the balance sheet date. Income statement accounts are translated at the average rate of exchange prevailing for the period. Capital accounts are translated at their historical exchange rates when the capital transaction occurred. Translation adjustments arising from the use of different exchange rates from period to period are included as a component of stockholders' equity as "Accumulated other comprehensive income". Gains and losses resulting from foreign currency translation are included in accumulated other comprehensive income.

Research and development costs

Research and development costs are expensed as incurred. These costs consist of cost for a research project Jiangsu University contracted with the Company in 2008. For the years ended December 31, 2008 and 2007, the Company expensed $411,700 and $0 as research and development expense, respectively.

WUXI ANGELL AUTOCYCLE CO., LTD
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Tax

The Company utilizes Statement of Financial Accounting Standards (SFAS) No. 109, “Accounting for Income Taxes, ” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Comprehensive Income (loss)

Comprehensive income (loss) is defined to include changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, items that are required to be recognized under current accounting standards as components of comprehensive income (loss) are required to be reported in a financial statement that is presented with the same prominence as other financial statements. Comprehensive income (loss) includes net income (loss) and the foreign currency translation gain, net of tax.

Basic and Diluted Earnings (Loss) per Share

Earnings (Loss) per share are calculated in accordance with the SFAS 128, “Earnings per share”. Basic net earnings (loss) per share are based upon the weighted average number of common shares outstanding, but excluding shares issued as compensation that have not yet vested. Diluted net earnings per share are based on the assumption that all dilutive convertible shares and stock options were converted or exercised, and that all unvested shares have vested. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

WUXI ANGELL AUTOCYCLE CO., LTD
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recently Issued Accounting Standards

On October 10, 2008, the FASB issued FSP 157-3, “Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active,” which clarifies the application of SFAS 157 in a market that is not active and provides an example to illustrate key considerations in determining the fair value of a financial asset when the market for that financial asset is not active. FSP 157-3 became effective on October 10, 2008, and its adoption did not have a material impact on our financial position or results.

In June 2008, the FASB issued FASB Staff Position on Emerging Issues Task Force Issue 03-6, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities” (“FSP EITF 03-6-1”). FSP EITF 03-6-1 states that unvested share-based payment awards that contain nonforfeitable rights to dividends or dividend equivalents (whether paid or unpaid) are participating securities and shall be included in the computation of earnings per share (“EPS”) pursuant to the two-class method. FSP EITF 03-6-1 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those years. All prior-period EPS data presented shall be adjusted retrospectively (including interim financial statements, summaries of earnings, and selected financial data) to conform with the provisions of FSP EITF 03-6-1. The adoption of this FSP EITF 03-6-1 did not have a material effect on the Company’s financial position.

In June 2008, the FASB ratified EITF 07-5, “Determining Whether an Instrument (or Embedded Feature) is Indexed to an Entity’s Own Stock”. EITF 07-5 addresses how an entity should evaluate whether an instrument or embedded feature is indexed to its own stock, carrying forward the guidance in EITF 01-6 and superseding EITF 01-6. Other issues addressed in EITF 07-5 include addressing situations where the currency of the linked instrument differs from the host instrument and how to account for market-based employee stock options. EITF 07-5 is effective for fiscal years beginning after December 15, 2008 and early adoption is not permitted. The Company has evaluated this statement and estimated that it is not expected to have an impact on its financial position and results of operations.

In May 2008, the FASB issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts – an interpretation of FASB Statement No. 60.”  SFAS 163 requires that an insurance enterprise recognize a claim liability prior to an event of default (insured event) when there is evidence that credit deterioration has occurred in an insured financial obligation.  This Statement also clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement to be used to account for premium revenue and claim liabilities. Those clarifications will increase comparability in financial reporting of financial guarantee insurance contracts by insurance enterprises. This Statement requires expanded disclosures about financial guarantee insurance contracts. The accounting and disclosure requirements of the Statement will improve the quality of information provided to users of financial statements.  SFAS 163 will be effective for financial statements issued for fiscal years beginning after December 15, 2008.  The Company does not expect the adoption of SFAS 163 will have a material impact on its financial condition or results of operation.

WUXI ANGELL AUTOCYCLE CO., LTD
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

In April 2008, FASB Staff Position No. 142-3, Determination of the Useful Life of Intangible Assets (“FSP 142-3”) was issued. This standard amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under FASB Statement No. 142, Goodwill and Other Intangible Assets. FSP 142-3 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early adoption is prohibited. The Company has not determined the impact on its financial statements of this accounting standard.

In March 2008, the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 161, Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133, which requires additional disclosures about the objectives of the derivative instruments and hedging activities, the method of accounting for such instruments under SFAS No. 133 and its related interpretations, and a tabular disclosure of the effects of such instruments and related hedged items on our financial position, financial performance, and cash flows. SFAS No. 161 is effective beginning January 1, 2009. The Company does not expect the adoption of SFAS 161 will have a material impact on its financial condition or results of operation.

WUXI ANGELL AUTOCYCLE CO., LTD
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

3. INVENTORY

Inventory consists of the following:

	December 31, 2008	December 31, 2007
Raw Materials	$1,121,248	$1,151,855
Finished goods	280,384	154,212
Total	$1,401,632	$1,306,067

There were no allowances recorded for the years ended December 31, 2008 and 2007.

4. PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment consist of the following at December 31, 2008 and December 31, 2007:

	December 31, 2008	December 31, 2007
Building and improvements	$19,335,057	$18,033,829
Machinery and equipment	5,672,179	5,287,051
Motor Vehicles	207,113	396,370
	25,214,349	23,717,250
less: Accumulated Depreciation	(5,252,534)	(3,752,903)

Total property, plant and equipment, net	$19,961,815	$19,964,347

Property, plant and equipment are stated at cost less accumulated depreciation. Depreciation expense for the years ended December 31, 2008, 2007 was $1,393,172 and $1,395,546, respectively.

WUXI ANGELL AUTOCYCLE CO., LTD
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

5. INTANGIBLE ASSET

Intangible asset consists of land use right. All land in the People’s Republic of China is government owned and cannot be sold to any individual or company. However, the government grants the user a “land use right” to use the land. Wuxi Angell leases two pieces of land per real estate contracts from the PRC Government for a period from July 2003 to July 2053 and from September 2002 to June 2057 respectively, on which the office and production facilities of Wuxi Angell are situated.

Right to use land is stated at cost less accumulated amortization. The Company amortizes the rights to use land over a 50 year period. The Company evaluates intangible assets for impairment, at least on an annual basis and whenever events or changes in circumstances indicate that the carrying value may not be recoverable from its estimated future cash flows. Recoverability of intangible assets and other long-lived assets is measured by comparing their net book value to the related projected undiscounted cash flows from these assets, considering a number of factors including past operating results, budgets, economic projections, market trends and product development cycles. If the net book value of the asset exceeds the related undiscounted cash flows, the asset is considered impaired, and a second test is performed to measure the amount of impairment loss. As of December 31, 2008, no impairment of intangible assets has been recorded.

Net intangible assets at December 31, 2008 and December 31, 2007 were as follows:

	December 31, 2008	December 31, 2007
Rights to use land	$6,793,395	$6,336,793

Less: accumulated amortization	(749,423)	(572,316)

Total Intangible Assets, Net	$6,043,972	$5,764,477

Amortization expense was $133,422 and $120,616 for the years ended December 31, 2008 and 2007, respectively.

Based upon current assumptions, the Company expects that the land use right will be amortized over the next five years according to the following schedule:

As of December 31,
2009	$133,422
2010	133,422
2011	133,422
2012	133,422
2013	133,422
Thereafter	5,376,862
$6,043,972

WUXI ANGELL AUTOCYCLE CO., LTD
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

6. SHORT TERM BANK LOANS

The short-term bank loans include the following:

	As of
	December 31, 2008	December 31, 2007
a) Loan payable to Huaxia Bank
six-month term from 10/10/07 to 04/10/08,
a fixed interest rate of 0.540% per month	-	683,611

b) Loan payable to Huaxia Bank
six-month term from 11/09/07 to 05/09/08,
a fixed interest rate of 0.540% per month	-	2,734,443

c) Loan payable to Huaxia Bank
six-month term from 11/12/07 to 05/12/08,
a fixed interest rate of 0.6083% per month	-	4,785,278

d) Loan payable to Huaxia Bank
from 01/01/08 to 09/21/08
a fixed interest rate of 0.5475% per month	2,931,477	-

e) Loan payable to Huaxia Bank
from 01/01/08 to 09/21/08
a fixed interest rate of 0.5475% per month	4,397,215	-

Total	$7,328,692	$8,203,333

All the short-term bank loans are secured by plant and equipment and land use rights of the Company. As of December 31, 2008, both loans from Huaxia Bank were past due. The Company was negotiating to renew the loans. The bank increased the interest rate to 0.809% per month for both loans as stipulated in the original loan agreement. As of the date of this report, both loans are still outstanding and past due.

7. ADVANCE FROM INVESTOR

As of December 31, 2008, the Company received a total amount of $3, 000,000 from Advanced Battery Technologies, Inc. as an initial investment advance. As agreed by both parties, this advance, along with other future cash investment, will be used to pay off Wuxi Angell’s existing debts. (See note 17)

WUXI ANGELL AUTOCYCLE CO., LTD
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

8. LOANS FROM RELATED PARTIES

In the past, the Company periodically received personal loans from its shareholders to finance the operations when necessary. All shareholders’ loans were intended to be free of interest and due upon demand. The Company owed a total amount of $673,276 to one of the shareholders, Wuxi Baoshiyun Autocycle Co., Ltd as of December 31, 2007. The entire balance of the loan was repaid in 2008. The Company did not have any additional loans from its shareholders in 2008.

9. LOAN PAYABLE TO OTHERS

The Company also receives loans from other non-related companies and individuals as a normal business practice in China. As of December 31, 2008, the Company owed $1,873,085 to several non-related companies and individuals.  These loans are also intended to be free of interest and due upon demand.

10. ADVANCES FROM CUSTOMERS

Advances from customers represent prepayments made by customers for product sales. The Company records theses prepayment as advance from customers when the payments are received in advance of shipments and reclassify them to sales once shipments are made. Advances from customers as of December 31, 2008 and 2007 amounted to $ 1,482,497 and $169,233, respectively.

11. INCOME TAXES

Under the Income Tax Laws of the PRC, the Company is generally subject to tax at a statutory rate of 25% and was, until January 2008, subject to tax at a statutory rate of 33% (30% state income taxes plus 3% local income taxes) on its taxable income.

On March 16, 2007, National People’s Congress passed a new corporate income tax law, which was effective on January 1, 2008. This new corporate income tax unifies the corporate income tax rate to 25%, and includes cost deductions and tax incentive policies for both domestic and foreign-invested enterprises in China.

Due to the net loss incurred, no income tax expense accrued for the years ended December 31, 2008 and 2007. The net operating loss carry-forwards may be available to reduce future years’ taxable income and will expire in 2013. Management believes that the realization of the benefits arising from these losses appear to be uncertain due to possible future losses. Accordingly, the Company has provided a 100% valuation allowance at December 31, 2008 and 2007 for the temporary differences related to loss carry-forwards. Management reviews this valuation allowance periodically and makes adjustments as warranted.

WUXI ANGELL AUTOCYCLE CO., LTD
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

11. INCOME TAXES (Continued)

The tax effects of temporary differences that give rise to the Company’s net deferred tax assets as of December 31, 2008 and 2007 are as follows:

	As of December 31
	2008	2007
Deferred tax assets:
Net operating loss carry forward	$1,219,464	$287,680
Less: valuation allowance	(1,219,464)	(287,680)

Net deferred tax assets	$-	$-

12. STOCKHOLDERS’ EQUITY

The Company’s original registered capital was $3,300,000. In 2007, the Company’s shareholders contributed $1,782,315 in cash and increased its registered capital to $5,052,315. In addition, one of the shareholders contributed equipments and machinery that were valued at RMB11,078,800 (approximately $1,219,243) in 2006 and RMB 7,850,000 (approximately $1,073,269) in 2007 to the Company to expand its manufacturing capacity.

The industry practice in PRC does not require the issuance of stock certificates to the shareholders, nor a third party transfer agent to maintain the records. For the purpose of financial reporting, the Company elected to designate one (1) common share for each RMB contributed. Accordingly, there were total 40,997,103 shares issued and outstanding as December 31, 2008 and 2007.

13. CONCENTRATION OF RISKS

Three major customers accounted for 30.9% of the net revenue for the year ended December 31, 2008, with each customer individually accounting for 16.5%, 7.8% and 6.7%, respectively. No single customer counted more than 10% of the sales in the year ended December 31, 2007.

One major vendor provided 72.8% of the Company’s purchases of raw materials for the year ended December 31, 2008. The Company’s accounts payable to this vendor was $1,032,928 as of December 31, 2008. One major vendor provided 7.23% of the Company’s purchase of raw materials for the year ended December 31, 2007. The Company’s accounts payable to this vendor was $23,770 as of December 31, 2007.

WUXI ANGELL AUTOCYCLE CO., LTD
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

14. COMMITMENTS AND CONTINGENCIES

The Company periodically provides off-balance guarantees on various debt obligations (such as bank loans and bank acceptance notes) and other commitments such as letter of credit on behalf of certain related parties. The Company would be required to perform on these guarantees in the event of default by the guaranteed parties. No material loss is anticipated by reason of such agreements and guarantees.

At December 31, 2008, the maximum potential amount of future (undiscounted) payments under those significant guarantees provided to third parties approximated $6.23 million. As many of these guarantees will not be drawn upon and the maximum potential amount of future payments does not consider the possibility of recovery under recourse or collateral provisions, these amounts are not indicative of future cash requirements or the Company’s expected losses from these arrangements.

The Company’s operations in the PRC are also subject to specific considerations and significant risks not typically associated with companies in the North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Company’s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

The Company’s sales, purchases and expenses transactions are denominated in RMB and all of the Company’s assets and liabilities are also denominated in RMB. The RMB is not freely convertible into foreign currencies under the current law. In China, foreign exchange transactions are required by law to be transacted only by authorized financial institutions at exchange rates set by the People’s Bank of China, the central bank of China. Remittances in currencies other than RMB may require certain supporting documentation in order to affect the remittance.

15. LEGAL PROCEEDINGS

From time to time, the Company becomes involved in various lawsuits and legal proceedings which arise in the ordinary course of business.  As of December 31, 2008, the Company was involved in the following major lawsuits or arbitrary actions:

In May 2008, an action was filed against the Company by Wuxi Lide Auto Parts Co., Ltd. (“Wuxi Lide”) in Wuxi District Court, seeking specific performance of the Company's unpaid debts plus accrued interests and penalties in the total amount of RMB 12,400,000 (approximately $1,823,529). The Court issued a judgment to settle the claim against the Company and in favor of Wuxi Lide. The Company was ordered to pay the total amount claimed plus court costs and attorney’s fees in the form of monthly installment payment of RMB1,300,000 (approximately $191,175) per month through July 2009.  As of December 31, 2008, no payment has been made by the Company yet.

WUXI ANGELL AUTOCYCLE CO., LTD
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

15. LEGAL PROCEEDINGS (Continued)

In September 2008, Jiansu Sanjiang Disheng Electric Machinery Co., Ltd. filed a lawsuit at Wuxi Sub-district Court of High-Tech Industrial Park, demanding specific performance of the Company’s unpaid debts plus accrued interests. The Company was ordered to pay a total amount of RMB1,024,524 (approximately $150,665), in addition to the applicable court costs. As of December 31, 2008, the Company has not made any payments on this claim.

In March 2008, an arbitrary action was filed by Huaren Construction Group Co. with China Economic and Trade Arbitration Commission, Wuxi Branch for the dispute of certain construction payments owed by the Company. On June 24, 2008, an arbitrary judgment was issued against the Company and the Company was ordered to pay a total amount of RMB4,000,000 (approximately $588,235), of which, approximately $441,176 was to be paid within twenty (20) days of the judgment date and remaining to be paid on or before September 30, 2008. As of December 31, 2008, the Company has not made any payments on this claim. Both parties are still under negotiation on when the payments can be made.

In June 2008, an action was filed against the Company by Mr. Jinyu Zhu in Wuxi Sub-district Court of High-Tech Industrial Park, demanding the payment of unpaid debts of RMB1,000,000 (approximately $147,058) by the Company. A judgment order was issued against the Company for an immediate payment of the claimed amount plus court costs. As of December 31, 2008, the entire amount has not been paid by the Company.

In July 2008, an action was filed against the Company by Wuxi Longbiap Electronics Co., Ltd. in Wuxi Sub-district Court of High-Tech Industrial Park, seeking specific performance of the Company’s unpaid debts of RMB341,514 (approximately $50,222). A judgment order was issued against the Company for an immediate payment of the claimed amount plus court costs. As of December 31, 2008, the entire amount has not been paid by the Company.

In September 2008, another action was filed against the Company by Jiande City Five Star Automobile Co., Ltd. in Wuxi Sub-district Court of High-Tech Industrial Park, seeking specific performance of the Company’s unpaid debts of RMB303,720 (approximately $44,665). A judgment order was issued against the Company for an immediate payment of the claimed amount plus court costs. As of December 31, 2008, the entire amount has not been paid by the Company.

WUXI ANGELL AUTOCYCLE CO., LTD
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

16. GOING CONCERN

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has sustained operating losses for both year ended December 31, 2008 and 2007, and has negative net working capital of $15,282,212 at December 31, 2008. These factors raise substantial doubt about its ability to continue as a going concern.

In November 2008, the Company started the process of negotiating a business combination with an outside company. As of the date of this report, the acquisition of the Company by Advanced Battery Technologies, Inc. was successfully completed (See note 17).

Presently, the Company is under a new management team and has formulated and is in the process of implementing its new business plan intended to develop steady revenues and income, as well as reducing expenses in the areas of operations. The Company cannot ascertain the eventual success of management’s plan with any degree of certainty. Success of these plans is contingent upon a number of factors and the Company does not represent that any or all of those objectives will occur.  The accompanying financial statements do not include any adjustments that might result from the eventual outcome of the risks and uncertainties described above.

17. SUBSEQUENT EVENT

On April 28, 2009, the shareholders of the Company entered into a Share Purchase Agreement (“Agreement”) and a subsequent addendum to the Agreement, with Cashtech Investment Limited (“Cashtech”), a wholly-owned subsidiary of Advanced Battery Technologies, Inc (“ABAT”), a public-traded company listed on NASDAQ. Pursuant to the Agreement and the applicable addendum, Cashtech agrees to acquire 100% interest of Wuxi Angell for: 1) 3,000,000 shares of ABAT’s common stocks; 2) Cash payments of US$3,640,000 and RMB70,0000.000 (approx. $10,248,902). Based on the subsequent addendum, all of the cash payments shall be used to satisfy various outstanding debts of Wuxi Angell existed prior to the date of the Agreement. The acquisition was consummated on May 4, 2009. Accordingly, the final consideration paid for the acquisition of the net assets of Wuxi Angell is 3,000,000 shares of ABAT’s common stock, valued at the market price for those shares on May 4, 2009, the date of the acquisition. Following the acquisition by ABAT, Wuxi Angell was renamed to Wuxi Zhongqiang Autocycle Co. Ltd.

Advanced Battery Technologies, Inc.

Unaudited Pro Forma Condensed Combined Financial Statements

On May 4, 2009, Advanced Battery Technologies, Inc. (the “Company” or “ABAT”) , through its wholly-owned subsidiary, Cashtech Investment Limited,  completed the acquisition of  100% of the ownership interest in Wuxi Angell Autocycle Co., Ltd. (“Wuxi Angell”).  The ownership interest was purchased from the shareholders of Wuxi Angell: Wuxi Baoshiyun Autocycle Co., Ltd. and Mr. Bao Jin (“Sellers”), who are not affiliated with ABAT or its subsidiaries.  In exchange for the 100% ownership interest in Wuxi Angell, ABAT agrees to pay US$3,640,000 and Chinese Renminbi (“RMB”) 70,000,000 (approx. $10,248,902) in cash, all of which, as agreed by the parties,  will be used to satisfy the outstanding debts of Wuxi Angell that existed prior to date of the acquisition. In addition, ABAT issued three million shares of its common stock to the Sellers.

In order to facilitate the purchase of Wuxi Angell, Mr. Zhiguo Fu, the Chairman of ABAT, previously agreed to purchase one million shares of ABAT’s common stock from Mr. Bao Jin, one of the previous shareholders of Wuxi Angell.  The purchase was also completed on May 4, with Mr. Fu paying to Mr. Bao Jin the market price for the shares on that date.

The following unaudited pro forma condensed combined balance sheet presents our historical financial position combined with Wuxi Angell as if the acquisition had occurred on March 31, 2009. The following unaudited pro forma condensed combined statements of income present the combined results of the Company’s operations with Wuxi Angell as if the acquisition had occurred on January 1, 2008.

The unaudited pro forma condensed financial statements should be read in conjunction with:

•	accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

•	separate historical financial statements of the Company included in our Annual Report on Form 10-K for the year ended December 31, 2008 and Form 10-Q for the three months ended March 31, 2009; and

•	Separate historical financial statements of Wuxi Angell.

The unaudited pro forma condensed combined balance sheet combines the historical consolidated balance sheets of the Company and Wuxi Angell, giving effect to the acquisition as if it had been completed on March 31, 2009. Such information was prepared using the purchase method of accounting with the Company treated as the acquiring entity. Accordingly, we have adjusted the historical consolidated financial information to give effect to the impact of the cash consideration issued in connection with the acquisition. In the unaudited pro forma condensed combined balance sheet, the Company’s cost to acquire Wuxi Angell has been allocated to the assets acquired and liabilities assumed based upon estimates of their fair value, as further discussed below.

The unaudited pro forma condensed combined statements of income for the three months ended March 31, 2009 and for the year ended December 31, 2008, combine the historical consolidated statements of income of the Company and Wuxi Angell, giving effect to the acquisition as if it had been completed on January 1, 2008.

Based on the Company’s review of Wuxi Angell’s summary of significant accounting policies disclosed in its historical financial statements and related notes, the nature and amount of any adjustments to the historical financial statements of Wuxi Angell to conform their accounting policies to those of the Company are not expected to be significant.

ADVANCED BATTERY TECHNOLOGIES, INC
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
March 31, 2009

ASSETS
			Pro Forma		Pro Forma
	ABAT	Wuxi Angell	Adjustments	Notes	Combined

Current Assets
Cash and cash equivalents	$33,545,014	$193,603			$33,738,617
Accounts receivable, net	16,724,986	632,090	(1,031,181)	a	16,325,895
Inventories, net	1,516,234	1,377,852			2,894,086
Loan receivable	1,619,355	-			1,619,355
Other receivables	109,163	62,947			172,110
Loan to related parties	-	731,923			731,923
Advance to suppliers	129,925	1,824,498			1,954,423
Total current assets	53,644,677	4,822,913			57,436,409

Property and Equipment, Net	16,481,181	19,575,484	2,327,085	b	38,383,750

Other assets:
Investment in unconsolidated entity	1,027,751	-			1,027,751
Investment advance	3,814,946	-	(3,814,946)	c	-
Deposit for long-term assets	3,712,390	-			3,712,390
Intangible assets, net	1,514,834	5,999,893	7,368,462	d	14,883,189
Goodwill	2,482,873	-			2,482,873
Other assets	26,624	-			26,624
Total other assets	12,579,418	5,999,893			22,132,827

TOTAL ASSETS	$82,705,276	$30,398,290			$117,952,986

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilites
Accounts payable	$913,210	$6,216,585	(1,031,181)	a	$6,098,614
Advance from Customer	83,185	1,313,927			1,397,112
Accrued expenses and other payables	498,045	193,951	-		691,996
Short term bank loans	-	7,316,295			7,316,295
Loan from officers and related parties	8,390	-			8,390
Advance from investor	-	3,814,946	(3,814,946)	c	-
Loan payable - Other	-	1,862,601			1,862,601
Tax payable	1,079,760	12,309			1,092,069

Total current liabilities	2,582,590	20,730,614			18,467,077

STOCKHOLDERS' EQUITY
Common stock, $0.001 par value, 60,000,000 shares authorized;	54,822	-	3,000	e	57,822
57,821,577 shares issued and 57,626,996 shares outstanding as of March 31, 2009
					-
Registered Capital	-	5,082,315	(5,082,315)	f	-

Additional paid-in capital	39,602,197	2,292,512	7,574,488	e,f	49,469,197

Accumulated other comprehensive income	5,914,649	3,154,660	(3,570,757)	h	5,498,552

Retained earnings	34,993,347	(861,811)	10,771,131	g	44,902,667
Less: Cost of treasury stock (194,581 shares as of March 31, 2009)	(442,329)	-			(442,329)

Total stockholders' equity (deficit)	80,122,686	9,667,676			99,485,909

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$82,705,276	$30,398,290			$117,952,986

See Notes to unaudited Pro forma condensed combined financial statements

ADVANCED BATTERY TECHNOLOGIES, INC
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2009

			Pro Forma		Pro Forma
	ABAT	Wuxi Angell	Adjustments	Notes	Combined

REVENUES	$10,685,738	$749,092	$(204,801)	i	$11,230,029

COST OF GOODS SOLD	(5,651,189)	(636,339)	132,902	j	(6,154,626)

GROSS PROFIT	5,034,549	112,753			5,075,403

OPERATING EXPENSES
Research and development expense	-	-			-
Selling, General and adminstrative expenses	(896,319)	(957,210)	(135,386)	k	(1,988,915)
Total operating expense	(896,319)	(957,210)			(1,988,915)

NET INCOME (LOSS) FROM OPERATIONS	4,138,230	(844,457)			3,086,488

OTHER INCOME (EXPENSE)
Interest income (expense)	74,348	(177,587)			(103,239)
Other income	-	-			-
Other expense	(9,798)	-			(9,798)
Total other income and (expense)	64,550	(177,587)			(113,037)

NET INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	4,202,779	(1,022,044)			2,973,451
AND MINORITY INTEREST

PROVISION FOR INCOME TAX	(602,482)				(602,482)

NET INCOME (LOSS) APPLICABLE TO COMMON SHARES	$3,600,297	$(1,022,044)			$2,370,969

OTHER COMPREHENSIVE INCOME (LOSS)	(97,825)	(29,470)			(127,295)

COMPREHENSIVE INCOME (LOSS)	$3,502,472	$(1,051,514)			$2,243,674

Earnings (Loss) per share
Basic	$0.08	$(0.02)			$0.05
Diluted	$0.07	$(0.02)			$0.04

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	47,055,374	40,997,103			47,055,374
Diluted	54,692,874	40,997,103			54,692,874

See Notes to unaudited Pro forma condensed combined financial statements

ADVANCED BATTERY TECHNOLOGIES, INC
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2008

			Pro Forma		Pro Forma
	ABAT	Wuxi Angell	Adjustments	Notes	Combined

REVENUES	$45,172,111	$9,332,105	$(6,079,041)	i	$48,425,175

COST OF GOODS SOLD	(23,122,610)	(8,455,682)	5,791,445	j	(25,786,847)

GROSS PROFIT	22,049,501	876,423			22,638,328

OPERATING EXPENSES
Research and development expense	(4,463)	(411,700)			(416,163)
Selling, general and adminstrative expenses	(3,263,409)	(2,882,947)	(541,543)	k	(6,687,899)
Total operating expense	(3,267,872)	(3,294,647)			(7,104,062)

NET INCOME (LOSS) FROM OPERATIONS	18,781,629	(2,418,224)			15,534,266

OTHER INCOME (EXPENSE)
Interest income (expense)	124,487	(1,093,197)			(968,710)
Equity in loss from unconsolidated entity	(90,707)	-			(90,707)
Other income (expense)	3,118	(215,715)			(212,597)
Total other income and (expense)	36,898	(1,308,911)			(1,272,014)

NET INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	18,818,527	(3,727,135)			14,262,252
AND MINORITY INTEREST

PROVISION FOR INCOME TAX	(2,722,407)	-			(2,722,407)

NET INCOME (LOSS) APPLICABLE TO COMMON SHARES	$16,096,120	$(3,727,135)			$11,539,845

OTHER COMPREHENSIVE INCOME
Foreign currency translation adjustment	$2,912,481	$921,776			$3,834,257

COMPREHENSIVE INCOME (LOSS)	$19,008,601	$(2,805,359)			$15,374,102

Earnings (Loss) per share
Basic	$0.37	$(0.09)			$0.27
Diluted	$0.31	$(0.09)			$0.22

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	43,493,492	40,997,103			43,493,492
Diluted	51,671,992	40,997,103			51,671,992

See Notes to unaudited Pro forma condensed combined financial statements

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Note 1: Description of transaction and basis of presentation

On May 4, 2009, Advanced Battery Technologies, Inc. (the “Company” or “ABAT”), through its wholly-owned subsidiary, Cashtech Investment Limited, completed the acquisition of 100% of the ownership interest in Wuxi Angell Autocycle Co., Ltd. (“Wuxi Angell”).   The acquisition has been accounted for as a purchase under accounting principles generally accepted in the United States (GAAP).  Under the purchase method of accounting, in accordance with Statement of Financial Accounting Standards No. 141(R), Business Combinations, the assets and liabilities of Wuxi Angell are recorded as of the acquisition date at their respective fair values, and consolidated with the Company’s assets and liabilities.

Note 2: Purchase Price

For the purposes of this pro forma analysis, the purchase price has been allocated based on an estimate of the fair value of assets and liabilities acquired as of the date of acquisition. The determination of estimated fair value requires management to make significant estimates and assumptions.

Fair value of stock issued	$9,870,000

Total purchase price	$9,870,000

Assets
Cash and cash equivalents	$837,462
Account receivable	573,084
Advanced payments to vendors	1,823,105
Loan from others	58,575
Inventory	1,694,627
Fixed assets	21,908,014
Intangible assets	13,378,643
Total assets	$40,273,510

Liabilities
Short term bank loans	$7,328,112
Accounts payable	5,285,072
Other liabilities	7,881,005
Total liabilities	$20,494,189

Gain on bargain purchase *	9,909,320
Estimated purchase price	$9,870,000

*	The gain on bargain purchase will be recorded as a separate component of revenues in the Company’s Form 10-Q for the quarter ended June 30, 2009.

Note 3: Pro Forma Adjustments

Adjustments included in the column under the heading “Pro Forma Adjustments” primarily relate to the following:

a:	Represents the elimination of intercompany accounts receivable and accounts payable between Wuxi Angell and the Company.

b:	Represents an adjustment to fixed assets as historically reported by Wuxi Angell on a fair value basis for purchase accounting purposes.

c:	Represent the elimination of intercompany investment advance between Wuxi Angell and the Company.

d:
Represents an adjustment to intangible assets as historically reported by Wuxi Angell on a fair value basis and allocate value for internally developed intangible assets including customer list and patent rights for purchase accounting purposes

e:	Represent issuance of stock for acquisition.

f:	Represent an adjustment to eliminate the capital of Wuxi Angell upon acquisition and consolidation into the Company’s financial statements as of May 4, 2009.

g:	Represent the elimination of the historical balance of retained earnings of Wuxi Angell and the extraordinary gain on bargain purchase recognized on the acquisition date.

h:	Represent the elimination of the historical balance of accumulated other comprehensive income of Wuxi Angell and the effect of exchange rate change from March 31, 2009 to May 4, 2009.

i:	Represent the elimination of intercompany sales between Wuxi Angell and the Company;

j:
Represent the elimination of cost of goods sold due to intercompany sales between Wuxi Angell and the Company, and an adjustment of depreciation expense of fixed assets as historically reported by Wuxi Angell on a fair value basis for purchase accounting purposes.

k:
Represent an adjustment of depreciation expense of fixed assets and amortization expense of intangible assets as historically reported by Wuxi Angell on a fair value basis for purchase accounting purposes.

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